Morgan Stanley Institutional Fund Ultra-Short Income
Portfolio

Item 77.D Policies with Respect to Security
Investment

Effective July 31, 2017, Morgan Stanley Institutional
Fund Trust Ultra-Short Income Portfolio made changes to their investment policies as described in the supplement to their Statement of Additional Information filed via EDGAR with the Securities and Exchange
Commission on May 2, 2017 (accession number
0001104659-17-028899) and incorporated by reference herein.

Morgan Stanley Institutional Fund Trust Ultra-Short
Income Portfolio made changes to its investment policies as described in the supplement to its Prospectus filed via EDGAR with the Securities and Exchange
Commission on June 16, 2017 (accession number
0001104659-17-039774) and incorporated by reference herein.